ASSIGNMENT

WHEREAS**, **Distribution Management Services, Inc., ("DMGS"), a Florida corporation, is the owner and holder of a certain claim against the following named parties, *to wit:* ***Frank Albero a/k/a Augustin Albero a/k/a Augustin F. Albero; a/k/a Augustin Francisco Albero and Albero granite, Inc., a Nevada Corporation and Maria Cristina Vilchez;*** and

WHEREAS, DMGS is desirous of assigning all right title and interest in and to the said claim to ***LEO GREENFIELD*** in consideration of which ***LEO GREENFIELD*** shall render such services or employ such persons as shall be necessary to institute an action against the above mentioned parties in order to effect a recovery in connection with the contract heretofore entered into between ***DMGS*** and the said Defendants;

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, IT IS HEREBY AGREED AS FOLLOWS:

1. ***DMGS*** has, as of this 30th day of December, 2004, assigned all right, title and interest in and to the said contract to the said ***LEO GREENFIELD*** for such action as may be necessary and required by the said ***LEO GREENFIELD*** to protect the interest and claims of the parties in connection with the said litigation.

DISTRIBUTION MANAGEMENT SERVICES, INC.
a Florida corporation

By [signature] *(SEAL)*
Leo Greenfield, President

Approved:

[signature]
Maria Casteleiro, Secretary

ACCEPTED and AGREED TO this 30th day of December, 2004.

By [signature] *(SEAL)*
LEO GREENFIELD